CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112761 of OMI Corporation on Form S-8 of our report dated June 11, 2004, appearing in this Annual Report on Form 11-K of the OMI Corporation Savings Plan for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
New York, New York
June 25, 2004